Exhibit 32

                       SANGUI BIOTECH INTERNATIONAL, INC.
                             A Colorado corporation

                          WRITTEN STATEMENT PURSUANT TO
                             18 U.S.C. SECTION 1350

     The undersigned, Prof. Dr. Dr. Wolfgang K. Barnikol, the President, Chief Executive and Chief Financial Officer of Sangui Biotech International, Inc. (the "Company") certifies that:

     (1) The Report of the  Company  fully  complies  with the  requirements  of section 13(a) and 15(d) of the Securities Exchange Act of 1934; and

     (2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.




Dated: September 25, 2003                  /s/ Wolfgang K. Barnokol
       ------------------                  -----------------------------------
                                      By:  Prof.Dr.Dr. Wolfgang K. Barnikol
                                      Its: President, Chief Executive and Chief
                                           Financial Officer

The foregoing certification accompanied the Form 10-KSB filing pursuant to 18 U.S.C. ss. 1350. It is being reproduced herein for information only. It is not being filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and it is not to be incorporated by reference into any filing of the Company, whether made before or after the date hereof, regardless of any general incorporation language in such filing. A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished ot the Securities and Exchange Commission or its staff upon request.